POWER OF ATTORNEY

MUTUAL FUND AND VARIABLE INSURANCE TRUST, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the “Trust”), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is the Treasurer and Chief Financial Officer of the Trust;

NOW, THEREFORE, the undersigned hereby appoints Jerry Szilagyi, Jennifer A. Bailey, Frederick J. Schmidt and Michael Schoonover (with full power to any one of them to act) as attorney-in-fact and agent for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file any amendment or amendments to the Trust’s registration statement on Form N-1A under the Investment Company Act of 1940 and the Securities Act of 1933 relating to the registration of any security issued by the Trust. The undersigned grants to said attorneys-in-fact and agents full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys-in-fact and agents may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereby executes this Power of Attorney as of the _2_ day of August, 2019.

/s/ Erik Naviloff

Erik Naviloff

Treasurer and Chief Financial Officer

STATE OF NEW YORK )

)       ss:

COUNTY OF SUFFOLK )

Before me, a Notary Public, in and for said county and state, personally appeared Erik Naviloff, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this _2nd_day of August, 2019.

/s/ Stephanie Shearer

Notary Public

My commission expires: ___10/29/19_____